REMINDER:

Vitran management will conduct a conference call and webcast tomorrow, April 20 at 1:00 p.m. (ET), to discuss the Company's 2006 first quarter results.
Conference call dial-in: 800/709-2153
Live Webcast: www.vitran.com (select "Investor Relations")

CONTACT:
Richard Gaetz, President/CEO	Robert Rinderman
Sean Washchuk, VP Finance/CFO	Steven Hecht
Vitran Corporation Inc.	Jaffoni & Collins Incorporated
416/596-7664	212/835-8500 or VTNC@jcir.com

FOR IMMEDIATE RELEASE

VITRAN REPORTS RECORD FIRST QUARTER REVENUE AND NET INCOME

- Achieves 37 Percent Net Income Growth and Diluted EPS of $0.29 -

TORONTO, ONTARIO (April 19, 2006) – Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and logistics firm, today announced record results for the three-month period ended March 31, 2006 at its Annual Meeting of Shareholders held at the Toronto Stock Exchange (all figures reported in $U.S.).

The Company achieved a 37 percent increase in net income to $3.8 million in the 2006 first quarter, or $0.29 per diluted share, which includes a $0.01 per share gain related to a change in accounting principle. Revenue increased 23 percent to $115.1 million, versus the year-ago period. Vitran's record 2006 first quarter revenue and net income results were achieved despite a $332,000 decline in income from operations at the Company's Truckload segment. In the 2005 first quarter, Vitran recorded net income of $2.8 million, or $0.22 per diluted share on revenue of $93.9 million. The Company's consolidated operating ratio (OR) improved to 95.7 in the first quarter of 2006, compared to 96.1 in the first quarter of 2005.

"Buoyed by solid revenue growth on both sides of the border and contributions from our two most recent acquisitions, Chris Truck Line and Sierra West Express, Vitran delivered strong net income improvement in the 2006 first quarter, extending our streak to 18 consecutive quarters of year-over-year net income growth," stated Vitran President and Chief Executive Officer Rick Gaetz.

"With a strong balance sheet including almost $15 million of cash on hand and $28.4 million of availability under our credit line, we continue to actively seek accretive North American LTL acquisitions that will further extend Vitran's operating footprint. In the interim, we are systematically rolling out cross-selling initiatives to the southwestern states and developing information technology and a cross-selling strategy for the newly acquired western U.S. region," Mr. Gaetz concluded.

First quarter diluted per share results are based on 12.9 million and 12.8 million diluted weighted average shares outstanding during the 2006 and 2005 three-month periods, respectively.

Segmented Results

Income from operations increased 55 percent at Vitran's LTL (less-than-truckload) segment to $5.1 million on 28 percent revenue growth in the 2006 first quarter, compared to the prior-year period. Revenue from Vitran's cross-border line of business grew 35 percent, compared to the 2005 first quarter. This strong performance resulted in a 90 basis point year-over-year improvement in the LTL segment's first quarter OR to 94.8.

The Logistics segment achieved a 41 percent increase in operating income on six percent higher revenue, resulting in a 140 basis point OR improvement to 94.5 during the 2006 first quarter, compared to the year-ago quarter. Vitran's Truckload segment reported income from operations of $410,000 during the current quarter, with an OR of 95.1.

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), visit the website at www.vitran.com.

Statements in the press release regarding management's future expectation, beliefs, goals, plans, or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements or historical fact may be deemed to be forward-looking statements made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes", "anticipates", "plans" "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual result, future circumstances or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, economic factors, demand for the Company's services, fuel price fluctuations, the availability of employee drivers and independent contractors, risks associated with geographic expansion, capital requirements, claims exposure and insurance costs, competition, government regulation changes, environmental hazards and other risks detailed from time-to-time in the Company's public disclosure documents or other filing with the Canadian and United States securities commissions or other securities regulatory bodies. The forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(tables follow)

Vitran Corporation Inc.
Consolidated Balance Sheets
(Unaudited)
(in thousands of United States dollars, US GAAP)

	March 31, 2006	Dec. 31, 2005
Assets
Current assets:
Cash and cash equivalents	$14,970	$14,592
Accounts receivable	50,337	46,587
Inventory, deposits and prepaid expenses	8,586	8,396
Future income taxes	2,115	1,442
	76,008	71,017

Capital assets	68,285	66,807
Intangible assets	2,372	2,456
Goodwill	63,155	61,448
	$209,820	$201,728

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$49,287	$41,362
Income and other taxes payable	712	1,124
Current portion of long-term debt	6,408	5,845
	56,407	48,331

Long-term debt	3,781	8,588
Future income taxes	6,057	5,007

Shareholders' equity:
Common shares	63,925	63,604
Additional paid-in capital	1,005	956
Retained earnings	75,317	71,553
Accumulated other comprehensive income	3,328	3,689
	143,575	139,802
	$209,820	$201,728

(Statements of Income follows)

Vitran Corporation Inc.
Consolidated Statements Of Income
(Unaudited)
(in thousands of United States dollars except per share amounts, US GAAP)

	Three months	Three months
	Ended	ended
	Mar. 31, 2006	Mar. 31, 2005

Revenue	$115,127	$93,941
Operating expenses	97,121	80,144
Selling, general and administrative expenses	10,743	8,817
Other income	(116)	(10)
Depreciation and amortization expense	2,407	1,331
	110,155	90,282

Income from operations before undernoted	4,972	3,659

Interest expense (income), net	176	(48)

Income from operations before income taxes	4,796	3,707

Income taxes	1,173	953

Net income before cumulative effect of a change in accounting principle	$3,623	$2,754

Cumulative effect of a change in accounting principle	$141	$--

Net income	$3,764	$2,754

Earnings per share
Basic:
Net income before cumulative effect of a change in accounting principle	$0.29	$0.22
Cumulative effect of a change in accounting principle	$0.01	$--
Net income	$0.30	$0.22

Diluted:
Net income before cumulative effect of a change in accounting principle	$0.28	$0.22
Cumulative effect of a change in accounting principle	$0.01	$--
Net income	$0.29	$0.22

Weighted average number of shares:
Basic	12,652,075	12,411,968
Diluted	12,934,751	12,754,930

(Statements of Cash Flows follows)

Vitran Corporation Inc.
Consolidated Statements Of Cash Flows
(Unaudited)
(in thousands of United States dollars, US GAAP)
	Three months	Three months
	ended	ended
	Mar. 31, 2006	Mar. 31, 2005
Cash provided by (used in):

Operations:
Net income	$3,764	$2,754
Items not involving cash from operations:
Depreciation and amortization expense	2,407	1,331
Future income taxes	377	565
Stock based compensation expense	190	129
Gain on sale of fixed assets	(116)	(10)
Cumulative effect of a change in accounting principle	(141)	--
Change in non-cash working capital components	2,201	(2,249)
	8,682	2,520
Investments:
Purchase of capital assets	(1,878)	(6,222)
Proceeds on sale of capital assets	170	14
Acquisition of subsidiary	(2,497)	--
Marketable securities	--	1,369
	(4,205)	(4,839)
Financing:
Revolving credit facility	(2,985)	--
Repayment of long-term debt	(1,321)	(570)
Issue of Common Shares upon exercise of stock options	321	17
Repurchase of Common Shares	--	(692)
	(3,985)	(1,245)

Effect of translation adjustment on cash	(114)	(46)

Increase (decrease) in cash position	378	(3,610)
Cash position, beginning of period	14,592	7,375
Cash position, end of period	$14,970	$3,765

Change in non-cash working capital components:
Accounts receivable	$(2,346)	$(3,361)
Inventory, deposits and prepaid expenses	188	324
Income and other taxes recoverable/payable	(412)	(761)
Accounts payable and accrued liabilities	4,771	1,549
	$2,201	$(2,249)

(additional financial information follows)

LTL Statistical Information - U.S. and CDN Divisions

For the quarter ended
March 31, 2006

($U.S.)	U.S. LTL	Q. over Q.	($CDN)	CDN LTL	Q. over Q.
	Division	% Change		Division	% Change
Revenue (000's)	$57,321	34.5	Revenue (000's)	$46,072	12.1
No. of Shipments	460,515	25.7	No. of Shipments	204,548	4.4
Weight (000's lbs)	653,242	29.4	Weight (000's lbs)	391,134	2.8
Revenue per shipment	$124.47	7.0	Revenue per shipment	$225.24	7.4
Revenue per CWT	$8.77	3.8	Revenue per CWT	$11.78	9.1

Supplementary Segmented Financial Information
(000's of $U.S.)

For the quarter ended				For the quarter ended
March 31, 2006				March 31, 2005
	Revenue	Inc. from	OR%		Revenue	Inc. from	OR%
		Operations				Operations
LTL	97,423	5,068	94.8	LTL	76,105	3,263	95.7
LOG	9,412	514	94.5	LOG	8,876	364	95.9
TL	8,292	410	95.1	TL	8,960	742	91.7

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